Second Quarter 2021 Financial Results Encore Capital Group, Inc. August 4, 2021 Exhibit 99.1

Encore Capital Group, Inc. 2 Cautionary Note about Forward-Looking Statements The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, earnings per share, growth, run rates and impacts of COVID-19. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward- looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc. 3 Q2 2021 Highlights o Strong performance driven by record collections for both MCM and Cabot o Portfolio purchases were $143M at a purchase price multiple of 2.4x o Refinanced the last of the legacy Cabot bonds with £250M of new senior secured notes at a significantly lower coupon, saving 325 bps o Repurchased ECPG shares totaling $27M in Q2 and $47M in the first half of 2021

Encore Capital Group, Inc. 4 Our Business and our Strategy o Purchase NPL portfolios at attractive cash returns o Focus on the consumer and ensure the highest level of compliance o Meet or exceed collection expectations o Maintain efficient cost structure o Minimize cost of funding o Market Focus o Competitive Advantage o Balance Sheet Strength Our Business Our Strategy

Encore Capital Group, Inc. 5 Market Focus: Record MCM collections in Q2 driven by strong performance in both the Legal and Call Center & Digital channels MCM Collections by Channel (in $M) and Cost-to-Collect 39.2% 32.0% 33.7% 0 250 500 Q2 2019 Q2 2020 Q2 2021 Call Center & Digital Legal Collections Collection Agencies Cost-to-Collect 437 386 333 55% 64% 59% 44% 35% 40% o Record MCM collections of $437M grew 13% compared to Q2 2020 o Record Call Center & Digital collections grew 4% compared to Q2 2020 o Legal collections grew 31% compared to Q2 2020 as legal activity resumed o Portfolio purchases of $90M in the U.S. were lower than in Q2 2020 as supply remains subdued o Prepared to fully implement long-awaited CFPB industry rules in November MCM (U.S.) Business

Encore Capital Group, Inc. 6 Market Focus: Cabot delivered strong collections in Q2 Cabot Collections (in $M) and Cost-to-Collect 28.8% 27.7% 31.6% 0 Q2 2019 Q2 2020 Q2 2021 Collections Cost-to-Collect 168 116 158 o Quarterly collections of $168M grew 45% compared to Q2 2020 o 36% increase in legal channel collections compared to Q2 2020 drove higher cost-to-collect in the quarter o H1 2021 collections were 107% of Dec 31, 2020 ERC forecast1 o Portfolio purchases of $53M were higher than in Q2 2020; H1 2021 purchases of $131M were higher than full-year 2020 purchases o Higher pricing across our European footprint constrained our investment appetite, while supply continued to ramp up through the period Cabot (Europe) Business 1) Includes collections only related to portfolios purchased prior to January 1, 2021.

Encore Capital Group, Inc. 0 200 400 600 800 1,000 1,200 1,400 1,600 FY 2018 FY 2019 FY 2020 LTM Q2 2021 Adjusted EBITDA Collections applied to principal balance 7 Competitive Advantage: Continued strong cash generation Adjusted EBITDA + Collections applied to principal balance (in $M) o Our cash generation is driven by our operational efficiency and portfolio resilience o LTM Q2 2021 cash generation2 up 16% versus LTM Q2 2020 1 1) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 2) Cash generation defined as Adjusted EBITDA + collections applied to principal balance.

Encore Capital Group, Inc. 8 Competitive Advantage: We expect to deliver strong returns through the credit cycle 10.1% 10.8% 12.5% 15.0% -1% 1% 3% 5% 7% 9% 11% 13% 15% 17% FY 2018 FY 2019 FY 2020 LTM Q2 2021 Pre-Tax Return on Invested Capital1 ROIC is an important measure of our overall performance 1) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital)

Encore Capital Group, Inc. 9 Competitive Advantage: Strong cash generation in Q2 drove a further reduction in our leverage ratio 4.3x 3.4x 2.7x 2.2x2.8x 2.7x 2.4x 1.9x 0 1 2 3 4 5 6 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Debt/Equity Leverage Ratio1 Leverage 1) Leverage Ratio defined as Net Debt / (Adjusted EBITDA + collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 1

Encore Capital Group, Inc. 10 Detailed Financial Discussion

Encore Capital Group, Inc. 11 Q2 2021 Key Financial Measures Q2 2021 vs. Q2 2020 Collections $612M +21% Revenues $428M +0% Portfolio Purchases $143M -4% ERC1 $8.11B -3% Operating Expenses $253M +23% GAAP Net Income2 $97M -26% GAAP EPS $3.07 -26% LTM Pre-Tax ROIC3 15.0% +310 bps Leverage Ratio4 1.9x -0.5x 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of LTM Pre-Tax ROIC (Return on Invested Capital) 4) Leverage Ratio defined as Net Debt / (Adjusted EBITDA + collections applied to principal balance) True quality of Q2 2021 results not readily apparent when comparing to Q2 2020 due to significant business volatility in the emerging stages of the pandemic

Encore Capital Group, Inc. 12 H1 2021 Key Financial Measures H1 2021 vs. H1 2020 Collections $1.22B +18% Revenues $845M +18% Portfolio Purchases $313M -14% Operating Expenses $502M +12% GAAP Net Income1 $191M +59% GAAP EPS $6.04 +59% 1) Attributable to Encore The six-month view provides a clearer comparison of our financial performance

Encore Capital Group, Inc. 13 Collections of $612M were up 21% compared to Q2 last year 1) Includes collections only related to portfolios purchased prior to 12/31/2020. U.S. collections were at 125% and Europe collections were at 107% of our 12/31/2020 ERC forecast, respectively. Collections by Geographic Location (in $M) 0 100 200 300 400 500 600 201 9 202 0 201 9 202 0 202 0 202 1 202 0 202 1 Q3 Q4 Q1 Q2 United States Europe Other 537 606 612 499 499 527 508 540 Year-to-date global collections1 through Q2 2021 were 119% of our 12/31/2020 ERC forecast

Encore Capital Group, Inc. 14 Q2 Revenues of $428M were flat compared to last year Revenues by Geographic Location (in $M) 0 100 200 300 400 201 9 202 0 201 9 202 0 202 0 202 1 202 0 202 1 Q3 Q4 Q1 Q2 United States Europe Other 383 417 428 356 348 289 426 404

Encore Capital Group, Inc. 15 ERC of $8.1B lower by 3% compared to Q2 last year 1) Q2 2019 ERC of $7,350M as reported did not include $83M of ERC related to Encore’s real estate-owned (REO) business. Total Estimated Remaining Collections1 (in $M) 0 2,000 4,000 6,000 8,000 Q2 2019 Q2 2020 Q2 2021 United States Europe Other Geographies REO 7,433 8,112 8,382

Encore Capital Group, Inc. 16 We further strengthened our diversified funding structure in Q2 We refinanced the last of our legacy Cabot bonds with new £250M senior secured notes at 325 bps lower coupon while also extending the maturity from 2023 to 2028 Debt Maturity Profile at June 30, 2021 (in $M) 415 415 838 150 173 100 330 484 20 189 212 360 999 415 838 2021 2022 2023 2024 2025 2026 2027 2028 Note: At 06/30/2021, LTV Ratio (loan-to-value) = 37.2% (72.5% covenant), FCCR (Fixed Charge Coverage Ratio) = 9.2x (2.0x covenant). Each as calculated under our Senior Secured Note indentures. As of June 30, 2021, available capacity under Encore’s global senior facility was $720M, not including non- client cash and cash equivalents of $175M Bonds 55% Revolving Credit Facility 11% Private Placement Notes 4% Convertible Notes 14% Securitisation Facility 16%

Encore Capital Group, Inc. 17 Our Mission, Vision and Values Mission Creating pathways to economic freedom Vision We help make credit accessible by partnering with consumers to restore their financial health Values We Care We put people first and engage with honesty, empathy and respect We Find a Better Way We deliver our best in everything we do, find ways to make a positive difference, and achieve impactful results We are Inclusive and Collaborative We embrace our differences and work together to ensure every individual can thrive

Encore Capital Group, Inc. 18 Our Financial Priorities o Preserve financial flexibility o Target leverage1 between 2.0x and 3.0x o Maintain a strong BB debt rating o Portfolio purchases at attractive returns o Strategic M&A o Share Repurchases Deliver strong ROIC through the credit cycle Balance Sheet Objectives Capital Allocation Priorities 1) Leverage defined as Net Debt / (Adjusted EBITDA + collections applied to principal balance)

Encore Capital Group, Inc. 19 Appendix

Encore Capital Group, Inc. 20 Key Financial Measures by Year 2018 2019 2020 Collections $1.97B $2.03B $2.11B Revenues $1.36B $1.40B $1.50B Portfolio Purchases $1.13B $1.00B $0.66B ERC1 $7.22B $7.83B $8.53B GAAP Net Income2 $116M $168M $212M GAAP EPS $4.06 $5.33 $6.68 Pre-Tax ROIC3 10.1% 10.8% 12.5% GAAP ROAE4 16.6% 18.2% 18.9% Leverage Ratio5 2.8x 2.7x 2.4x 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital) 4) GAAP ROAE (Return on Average Equity) defined as GAAP net income / average stockholders’ equity 5) Leverage ratio defined as Net debt / (Adjusted EBITDA + collections applied to principal balance).

Encore Capital Group, Inc. 21 Key Financial Measures by Quarter 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital) 4) LTM GAAP ROAE (Return on Average Equity) defined as LTM GAAP net income / average stockholders’ equity 5) Leverage ratio defined as Net debt / (Adjusted EBITDA + collections applied to principal balance). Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Collections $508M $540M $537M $606M $612M Revenues $426M $404M $383M $417M $428M Portfolio Purchases $148M $170M $128M $170M $143M ERC1 $8.38B $8.46B $8.53B $8.31B $8.11B GAAP Net Income2 $130M $55M $37M $95M $97M GAAP EPS $4.13 $1.72 $1.17 $2.97 $3.07 LTM Pre-tax ROIC3 11.9% 12.7% 12.5% 15.8% 15.0% LTM GAAP ROAE4 20.8% 21.3% 18.9% 29.1% 23.7% Leverage Ratio5 2.4x 2.4x 2.4x 2.1x 1.9x

Encore Capital Group, Inc. 22 Leverage Ratios at 03/31/18 at 06/30/18 at 09/30/18 at 12/31/18 Debt / Equity 5.9x 5.7x 4.6x 4.3x Net Debt / (LTM Adjusted EBITDA + LTM Collections applied to principal balance)1 3.2x 3.0x 2.9x 2.8x at 03/31/19 at 06/30/19 at 09/30/19 at 12/31/19 Debt / Equity 4.1x 3.9x 3.7x 3.4x Net Debt / (LTM Adjusted EBITDA + LTM Collections applied to principal balance)1 2.8x 2.7x 2.7x 2.7x at 03/31/20 at 06/30/20 at 09/30/20 at 12/31/20 Debt / Equity 3.8x 3.2x 2.9x 2.7x Net Debt / (LTM Adjusted EBITDA + LTM Collections applied to principal balance)1 2.6x 2.4x 2.4x 2.4x at 03/31/21 at 06/30/21 Debt / Equity 2.5x 2.2x Net Debt / (LTM Adjusted EBITDA + LTM Collections applied to principal balance)1 2.1x 1.9x 1) See appendix for reconciliation of Adjusted EBITDA to GAAP net income and for reconciliation of Net Debt to GAAP Borrowings.

Encore Capital Group, Inc. 23 Non-GAAP Financial Measures This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Pre- Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income from Operations (used in Pre-Tax ROIC) and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, income from operations, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non- GAAP financial measures to their most directly comparable GAAP financial measures.

Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands) Twelve Months Ended

	12/31/2018	12/31/2019	12/31/2020
GAAP net income, as reported	**$ 109,736**	**$ 168,909**	**$ 212,524**
Interest expense	237,355	217,771	209,356
Loss on extinguishment of debt	2,693	8,989	40,951
Interest income	(3,345)	(3,693)	(2,397)
Provision for income taxes	46,752	32,333	70,374
Depreciation and amortization	41,228	41,029	42,780
CFPB settlement fees[1]	---	---	15,009
Stock-based compensation expense	12,980	12,557	16,560
Acquisition, integration and restructuring related expenses[2]	7,523	7,049	4,962
Loss on sale of Baycorp[3]	---	12,489	---
Goodwill impairment[3]	---	10,718	---
Net gain on fair value adjustments to contingent considerations[4]	(5,664)	(2,300)	---
Loss on derivative in connection with Cabot Transaction[5]	9,315	---	---
Expenses related to withdrawn Cabot IPO[6]	2,984	---	---
Adjusted EBITDA	**$ 461,557**	**$ 505,851**	**$ 610,119**
Collections applied to principal balance[7]	$ 759,014	$ 765,748	$ 740,350

1) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
5) Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore, adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
7) For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) changes in expected recoveries. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

Encore Capital Group, Inc.

24

Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands) Three Months Ended

	09/30/19	12/31/19	03/31/20	06/30/20	09/30/20	12/31/20	03/31/21	06/30/21
GAAP net income (loss), as reported	**$ 39,413**	**$ 43,232**	**$ (10,579)**	**$ 130,784**	**$ 55,107**	**$ 37,212**	**$ 94,765**	**$ 96,787**
Interest expense	54,365	53,515	54,662	50,327	52,974	51,393	46,526	44,159
Loss on extinguishment of debt	-	-	-	-	14,988	25,963	-	9,300
Interest income	(590)	(843)	(1,000)	(559)	(394)	(444)	(474)	(426)
Provision for income taxes	3,021	13,886	4,558	35,570	19,747	10,499	26,968	24,607
Depreciation and amortization	10,000	11,293	10,285	10,542	10,609	11,344	11,512	12,046
Stock-based compensation expense	4,005	3,145	4,527	4,778	3,884	3,371	3,405	5,651
Acquisition, integration and restructuring related expenses[1]	3,819	704	187	4,776	(23)	22	-	-
Loss on Baycorp Transaction[2]	12,489	-	-	-	-	-	-	-
Goodwill impairment[2]	10,718	-	-	-	-	-	-	-
Settlement fees and related administrative expenses[3]	-	-	-	-	15,009	-	-	-
Net gain on fair value adjustments to contingent consideration[4]	(101)	-	-	-	-	-	-	-
Adjusted EBITDA	**$ 137,139**	**$ 124,932**	**$ 62,640**	**$ 236,218**	**$ 171,901**	**$ 139,360**	**$ 182,702**	**$ 192,124**
Collections applied to principal balance[5]	$ 174,663	$ 189,434	$ 268,575	$ 106,921	$ 172,406	$ 192,448	$ 229,510	$ 224,074

1) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) The Baycorp Transaction resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the three and nine months ended September 30, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for these amounts because we believe they are not indicative of ongoing operations; therefore, adjusting for them enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) Amount represents the gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
5) For periods prior to January 1, 2020, amount represents (a) (1) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) changes in expected recoveries. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

Encore Capital Group, Inc.

25

Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(in $ thousands) Last Twelve Months Ended

	LTM 12/31/2018	LTM 12/31/2019	LTM 12/31/2020
Numerator			
GAAP Income from operations	**$ 405,300**	**$ 446,345**	**$ 533,562**
Adjustments:[1]			
CFPB settlement fees[2]	---	---	15,009
Acquisition, integration and restructuring related expenses[3]	9,041	7,049	154
Amortization of certain acquired intangible assets[4]	8,337	7,017	7,010
Goodwill impairment[5]	---	10,718	---
Net gain on fair value adjustments to contingent considerations[6]	(5,664)	(2,300)	---
Expenses related to withdrawn Cabot IPO[7]	2,984	---	---
Adjusted income from operations	$ 419,998	$ 468,829	$ 555,735
Denominator			
Average net debt	$ 3,388,336	$ 3,429,624	$ 3,311,835
Average equity	695,811	922,547	1,122,741
Average redeemable noncontrolling interest	75,989	---	---
Total invested capital	$ 4,160,136	$ 4,352,171	$ 4,434,576
LTM Pre-tax ROIC	**10.1%**	**10.8%**	**12.5%**

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
5) The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
7) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

Encore Capital Group, Inc. 26

Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(in $ thousands) Last Twelve Months Ended

	LTM 06/30/2020	LTM 09/30/2020	LTM 12/31/2020	LTM 03/31/2021	LTM 06/30/2021
Numerator					
GAAP Income from operations	**$ 488,449**	**$ 522,559**	**$ 533,562**	**$ 654,675**	**$ 609,269**
Adjustments:[1]					
CFPB settlement fees[2]	---	15,009	15,009	15,009	15,009
Acquisition, integration and restructuring related expenses[3]	4,678	836	154	(33)	(1)
Amortization of certain acquired intangible assets[4]	6,737	6,866	7,010	7,232	7,326
Goodwill impairment[5]	10,718	---	---	---	---
Net gain on fair value adjustments to contingent considerations[6]	(101)	---	---	---	---
Adjusted income from operations	$ 510,481	$ 545,270	$ 555,735	$ 676,883	$ 631,603
Denominator					
Average net debt	$ 3,301,314	$3,274,693	$ 3,311,835	$ 3,181,033	$ 3,016,599
Average equity	972,672	1,025,626	1,122,741	1,092,298	1,198,369
Total invested capital	$ 4,273,986	$ 4,300,319	$ 4,434,576	$ 4,273,331	$ 4,214,968
LTM Pre-tax ROIC	**11.9%**	**12.7%**	**12.5%**	**15.8%**	**15.0%**

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
5) The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

Encore Capital Group, Inc.

27

Reconciliation of Adjusted Income from Operations

(in $ thousands) Three Months Ended

	09/30/2019	12/31/2019	03/31/2020	06/30/2020	09/30/2020	12/31/2020	03/31/2021	06/30/2021
Numerator								
GAAP Income from operations	**$ 108,345**	**$ 113,210**	**$47,202**	**$ 219,692**	**$ 142,455**	**$ 124,213**	**$ 168,314**	**$ 174,287**
Adjustments:[1]								
CFPB settlement fees[2]	---	---	---	---	15,009	---	---	---
Acquisition, integration and restructuring related expenses[3]	3,819	704	187	(32)	(23)	22	---	---
Amortization of certain acquired intangible assets[4]	1,644	1,659	1,643	1,791	1,773	1,803	1,865	1,885
Goodwill impairment[5]	10,718	---	---	---	---	---	---	---
Net gain on fair value adjustments to contingent considerations[6]	(101)	---	---	---	---	---	---	---
Adjusted income from operations	$ 124,425	$ 115,573	$ 49,032	$ 221,451	$ 159,214	$ 126,038	$ 170,179	$ 176,172
LTM Adjusted income from operations	$ 464,837	$ 468,829	$ 403,718	$ 510,481	$545,270	$ 555,735	$ 676,883	$ 631,603

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
5) The sale of Baycorp resulted in a goodwill impairment charge during the quarter ended September 30, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

Encore Capital Group, Inc.

28

Encore Capital Group, Inc. 29 Reconciliation of Net Debt (in $ millions) Three Months Ended 03/31/21 06/30/21 GAAP Borrowings, as reported $ 3,152 $ 2,999 Debt issuance costs and debt discounts 68 64 Cash & cash equivalents (185) (199) Client cash1 23 24 Net Debt $ 3,058 $ 2,889 03/31/19 06/30/19 09/30/19 12/31/19 GAAP Borrowings, as reported $ 3,593 $ 3,530 $ 3,429 $ 3,513 Debt issuance costs and debt discounts 79 73 75 73 Cash & cash equivalents (167) (169) (187) (192) Client cash1 25 24 22 25 Net Debt $ 3,530 $ 3,459 $ 3,340 $ 3,419 03/31/18 06/30/18 09/30/18 12/31/18 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 Debt issuance costs and debt discounts 77 70 89 85 Cash & cash equivalents (217) (182) (205) (157) Client cash1 26 23 26 22 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 03/31/20 06/30/20 09/30/20 12/31/20 GAAP Borrowings, as reported $ 3,404 $ 3,354 $3,252 $ 3,282 Debt issuance costs and debt discounts 69 63 107 92 Cash & cash equivalents (188) (294) (170) (189) Client cash1 19 21 20 20 Net Debt $ 3,304 $ 3,144 $ 3,209 $ 3,205 1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients.

Reconciliation of Adjusted Operating Expenses related to Portfolio Purchasing and Recovery Business

(Unaudited, in $ thousands) Three Months Ended

	09/30/19	12/31/19	03/31/20	06/30/20	09/30/20	12/31/20	03/31/21	03/31/21
GAAP total operating expenses, as reported	**$ 247,591**	**$ 234,584**	**$ 241,879**	**$ 206,341**	**$ 261,221**	**$ 258,397**	**$ 248,523**	**$ 253,448**
Operating expenses related to non-portfolio purchasing and recovery business[1]	(42,503)	(42,373)	(41,489)	(42,386)	(54,001)	(45,054)	(42,653)	(43,267)
CFPB settlement fees[2]	---	---	---	---	(15,009)	---	---	---
Stock-based compensation expense	(4,005)	(3,145)	(4,527)	(4,778)	(3,884)	(3,371)	(3,405)	(5,651)
Gain on fair value adjustments to contingent considerations[3]	101	---	---	---	---	---	---	---
Goodwill impairment[4]	(10,718)	---	---	---	---	---	---	---
Acquisition, integration and restructuring related expenses[5]	(3,819)	(704)	(187)	32	23	(22)	---	---
Adjusted operating expenses related to portfolio purchasing and recovery business	**$ 186,647**	**$ 188,362**	**$ 195,676**	**$ 159,209**	**$ 188,350**	**$ 209,950**	**$ 202,465**	**$ 204,530**

1) Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
4) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million that is included in operating expenses during the quarter ended September 30, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore, adjusting for the expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

Encore Capital Group, Inc.

30

Encore Capital Group, Inc. 31 Beginning in Q1 2020, Cost-to-Collect includes 100% of court costs, bringing Encore into alignment with the industry 1) Cost-to-Collect = Adjusted operating expenses / collections. See appendix for reconciliation of Adjusted operating expenses to GAAP. 37.4% 34.9% 37.8% 39.1% 37.1% 33.4% 31.3% 33.4% 201 9 202 0 201 9 202 0 202 0 202 1 202 0 202 1 Q3 Q4 Q1 Q2 Overall Cost-to-Collect1 Location Q2 2020 CTC Q2 2021 CTC United States 32.0% 33.7% Europe 27.7% 31.6% Other 59.7% 57.1% Encore total 31.3% 33.4%

Encore Capital Group, Inc. 32 Impact of Fluctuations in Foreign Currency Exchange Rates Note: Constant Currency figures are calculated by employing Q2 2020 foreign currency exchange rates to recalculate Q2 2021 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. (Unaudited, in $ millions, except per share amounts) Three Months Ended 06/30/21 As Reported Constant Currency Collections $612 $593 Revenues $428 $413 ERC2 $8,112 $7,704 Operating Expenses $253 $243 GAAP Net Income1 $97 $93 GAAP EPS1 $3.07 $2.95 Debt2 $2,999 $2,810 1. Attributable to Encore 2. At June 30, 2021

Encore Capital Group, Inc. 33 Cash Collections and Revenue Reconciliation 612 503 328 -109 -175 -50 50 150 250 350 450 550 650 Cash Collections Over Performance Expected Cash Collections Portfolio Amortization Revenue from Receivable Portfolios Q2 2021 Collections and Revenue Reconciliation (in $M) $612M Cash Collections from debt purchasing business in Q2 $109M Over Performance, cash collections in excess of Expected Cash Collections for Q2 $503M Expected Cash Collections, equal to the sum of Q1 ERC plus expected collections from portfolios purchased in Q2 $175M Portfolio Amortization $328M Revenue from Receivable Portfolios (further detailed on the next slide) A A C CB D E B D E

Encore Capital Group, Inc. 34 Components of Debt Purchasing Revenue 328 394 +109 -43 0 50 100 150 200 250 300 350 400 450 500 Revenue from Receivable Portfolios Changes in Expected Current Period Recoveries (Over Performance) Changes in Expected Future Period Recoveries Debt Purchasing Revenue Q2 2021 Debt Purchasing Revenue (in $M) 1. Revenue from Receivable Portfolios is revenue from expected collections and is a formulaic calculation based on the investment in receivable balance and an effective interest rate (EIR) that is established at the time of the purchase of each portfolio. 2. Changes in Expected Current Period Recoveries is the amount collected as compared to forecast for the period and represents over/under performance for the period. Colloquially referred to as “cash-overs” or “cash-unders”. 3. Changes in Expected Future Period Recoveries1 is the present value of changes to future ERC, which generally consists of: o Collections “pulled forward from” or “pushed out to” future periods (amounts either collected early or expected to be collected later); and o Magnitude and timing changes to estimates of expected future collections (which can be increases or decreases) 4. Debt Purchasing Revenue is the sum of E + B + F Debt Purchasing Revenue in the Financial Statements +66 E B F G E B F G 1) References within our reporting to Collections Applied to Principal primarily reflects the aggregate of Changes in Future Period Recoveries plus Portfolio Amortization